Exhibit 16.1

March 3, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549-7561

File Number 000-53858

Dear Sirs/Madams:

We have read Item 4.01 of China High Technology Acquisition Corp. Form 8-K dated February 25, 2011 and we agree with the statements made concerning our firm.

Sincerely,

/s/Friedman LLP

FLLP:sm

EW-2011:03:03:SEC:Ltr:China Education Acquisition Corp.